UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2008

Kraton Polymers LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123747

Delaware	26-3739386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)

281-504-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As of December 28, 2008, Kraton Polymers U.S. LLC (the "Company") and Shell Chemical LLP ("Shell") entered into an Amendment of their isoprene Sales Contract of September 11, 1999 (the "Amendment To Isoprene Sales Contract").

Under the terms of the Amendment, the Period of the Contract under Article 3 was amended and restated. The term of the Amendment is through December 31, 2009, subject to termination as of that date or any date thereafter, on not less than 9 months prior written notice given by either party.

Under the terms of Article 11, Remedies of the Contract, the contract was amended so that on the request of Shell, the Company will submit financial performance data at six (6) month intervals to Shell in sufficent detail as necessary for Shell to form a clear judgment over the financial health of the Company.

Under the terms of Article 14, Assignability, the contract was amended so that either party shall obtain written consent of the other party prior to the assignment to a third party. The terms of the Amendment are set forth on Exhibit 99.1 attached hereto.

* Kraton Polymers U.S. LLC is a wholly owned subsidiary of Elastomers Holdings LLC. Elastomers Holdings LLC is a wholly owned subsidiary of Kraton Polymers LLC.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 1.01

(c) Exhibits

99.1 Amendment To Isoprene Sales Contract dated December 28, 2008, between the Company and Shell.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: December 31, 2008	By:	/s/ Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Amendment to Isoprene Sales Contract dated December 28, 2008